EXHIBIT 8(f)(iii)
AMENDMENT NO. 2 TO THE PARTICIPATION AGREEMENT
Among
INDIANAPOLIS LIFE INSURANCE COMPANY
(Successor in Interest to IL Annuity and Insurance Company),
PIMCO VARIABLE INSURANCE TRUST,
and
PIMCO ADVISORS DISTRIBUTORS LLC
(formerly PIMCO Funds Distributors LLC)
     The Participation Agreement, dated the 1st day of October, 1999, as amended April 1, 2000, by and among Indianapolis Life Insurance Company (successor in interest to IL Annuity and Insurance Company), a stock life insurance company organized under the laws of Indiana, on its own behalf and on behalf of each segregated asset account set forth in Schedule A, PIMCO Variable Insurance Trust, a Delaware business trust, and PIMCO Advisors Distributors LLC (formerly PIMCO Funds Distributors LLC), a Delaware limited liability corporation, is hereby amended effective as of June 30, 2003, as follows:
     1. All references to IL Annuity and Insurance Company are hereby changed to “Indianapolis Life Insurance Company” to reflect the statutory merger of IL Annuity and Insurance Company with and into its parent, Indianapolis Life Insurance Company.
     2. All references to PIMCO Funds Distributors LLC are hereby changed to "PIMCO Advisors Distributors LLC” to reflect the name change of the Underwriter.
     3. Article XI is hereby deleted in its entirety and replaced with the following Article XI:
ARTICLE XI. Notices
     Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to the Fund:	PIMCO Variable Insurance Trust
840 Newport Center Drive, Suite 300
Newport Beach, CA 92660

If to the Company:	Indianapolis Life Insurance Company
555 South Kansas Avenue
Topeka, Kansas 66603
Attention: Michael H. Miller, Vice President

and

Ameritas Life Insurance Corp.
5900 O Street
Lincoln, Nebraska 68510
Attention: Debra Powell

If to the Underwriter:	PIMCO Advisors Distributors LLC
2187 Atlantic Street
Stamford, CT 06902
     IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to the Participation Agreement to be executed in its name and on its behalf by its duly authorized representative as of June 30, 2003.
INDIANAPOLIS LIFE INSURANCE COMPANY

By its authorized officer
By:	/s/ James A. Smallenberger
	Name:	James A. Smallenberger
	Title:	Secretary

PIMCO VARIABLE INSURANCE TRUST

By its authorized officer
By:	/s/ Jeff Sargent
	Name:	Jeff Sargent
	Title:	Senior Vice President

PIMCO ADVISORS DISTRIBUTORS LLC

By its authorized officer
By:	/s/ Newton B. Schott, Jr.
	Name:	Newton B. Schott, Jr.
	Title:	Managing Director

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